Exhibit 10.33

Loan No. 1006987
LIMITED GUARANTY
(Secured Loan)
THIS LIMITED GUARANTY (“Guaranty”) is made as of March 27, 2012, by KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”), as administrative agent for itself and the Lenders from time to time a party to the Loan Agreement (defined below).
R E C I T A L S

A.
KBSIII Legacy Town Center, LLC, a Delaware limited liability company (“Borrower”), Administrative Agent and Lenders have entered into a Loan Agreement (the “Loan Agreement”) whereby Administrative Agent and Lenders have agreed to loan to Borrower, and Borrower has agreed to borrow from Administrative Agent and Lenders the original principal amount of up to Sixty Million Two Hundred Fifty Thousand Dollars ($60,250,000) (the “Loan”).

B.
The Loan is evidenced by a Secured Promissory Note in the principal amount of the Loan (as the same may be amended, modified or replaced from time to time, the “Note”) executed by Borrower in favor of Wells Fargo Bank, National Association, and is further evidenced by the documents described in the Loan Agreement as the “Loan Documents”. The Note is secured by, among other things, the Deed of Trust referred to in the Loan Agreement. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

C.	Guarantor is the direct or indirect owner of the Borrower and will benefit from the Loan Agreement.
THEREFORE, to induce Administrative Agent and Lenders to enter into the Loan Agreement, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.
GUARANTY. Upon the occurrence of any event referred to in Section 11.1(f)(i) (provided, that, for purposes of this Guaranty, the 60-day time period for dismissal referred to in Section 11.1(f)(i) shall be increased to 120 days) or Section 11.1(g) of the Loan Agreement, Guarantor guarantees and promises to pay to Administrative Agent, or order, on demand, in lawful money of the United States, in immediately available funds, the entire principal sum which is now or hereafter due and owing under the Note or any of the other Loan Documents, together with interest and any other sums payable under the Note. Guarantor further guarantees and promises to pay to Administrative Agent, or order, on demand, in lawful money of the United States, in immediately available funds, and to defend, indemnify and hold harmless Administrative Agent and Lenders, their directors, officers, employees, successors and assigns from and against all losses, damages, liabilities, claims, actions, judgments, court costs and legal and other expenses (including, without limitation, attorneys’ fees and expenses) which Administrative Agent or any Lender may incur as a direct or indirect consequence of (a) fraud or willful misrepresentation by Borrower, Guarantor, the Manager, KBS Real Estate Investment Trust III, Inc. (“KBS REIT”), or any other Affiliate of Guarantor or KBS REIT (collectively, “Borrower or its Affiliate”); (b) intentional physical waste of any real property constituting collateral for the Loan (“Property”) by Borrower or its Affiliate; (c) intentional misapplication or misappropriation by Borrower or its Affiliate of (i) proceeds paid under any insurance policy by reason of damage, loss or destruction affecting any portion of the Property, or (ii) any proceeds or awards resulting from condemnation of all or any part of the Property or any deed given in lieu thereof; (d) intentional misapplication or

Loan No. 1006987

misappropriation by Borrower or its Affiliate of rents received after receipt by Borrower of any notice of default, foreclosure or the exercise of the power of sale under the Deed of Trust or any other remedies by Administrative Agent upon a default by Borrower; (e) intentional misappropriation or misapplication by Borrower or its Affiliate of any funds disbursed to Borrower from any Account; or (f) Borrower’s breach of the covenants set forth in Section 9.18(a) of the Loan Agreement.

2.
REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Administrative Agent may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Administrative Agent and/or Lenders as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.

3.
RIGHTS OF ADMINISTRATIVE AGENT. Guarantor authorizes Administrative Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to any Lender under the Note and the other Loan Documents due and payable upon the occurrence of a Default (as defined in the Loan Agreement) under the Loan Documents; (c) make non‑material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, except for (i) increases in the principal amount of the Note or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date of the Note where no Default has occurred under the Loan Documents; (e) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Administrative Agent from Borrower to any obligations of Borrower to Administrative Agent, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness evidenced by the Note and the other Loan Documents.

4.
GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Administrative Agent or intended or understood by Administrative Agent or Guarantor; (d) any right and defense arising out of an election of remedies by Administrative Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (e) any defense based upon Administrative Agent’s failure to disclose to Guarantor any information concerning

Loan No. 1006987

Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Administrative Agent may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Administrative Agent; (j) presentment, demand, protest and notice of any kind; (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; and (l) any rights under California Code of Civil Procedure Sections 580a and 726(b), which provide, among other things, that (i) a creditor must file a complaint for deficiency within three (3) months of a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable, (ii) a fair market value hearing must be held, and (iii) the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security. Guarantor further waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Administrative Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Administrative Agent forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Administrative Agent may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5.
GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Administrative Agent and Lenders would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Administrative Agent, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Administrative Agent has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Administrative Agent are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Administrative Agent and Lenders) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (e) Guarantor has not and will not, without the prior written

Loan No. 1006987

consent of Administrative Agent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business. Notwithstanding the foregoing, or anything to the contrary, the calculation of the liabilities of Guarantor shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

6.
SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Administrative Agent and/or Lenders under the Note and the other Loan Documents. Guarantor assigns all such indebtedness to Administrative Agent for the benefit of Lenders as security for this Guaranty, the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor's rights or remedies with respect to any such indebtedness, including without limitation any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Administrative Agent so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Administrative Agent, (b) all security for such indebtedness shall be duly assigned and delivered to Administrative Agent, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Administrative Agent and shall be paid over to Administrative Agent on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce Administrative Agent’s rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

7.
BANKRUPTCY OF A BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Administrative Agent all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives

Loan No. 1006987

anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

8.
LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Subject to the limitations set forth in the Loan Agreement, Guarantor agrees that Administrative Agent may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Administrative Agent’s sole discretion. Guarantor further agrees that Administrative Agent may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Administrative Agent with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Guarantor, Borrower, any partner of Borrower, any constituent partner of Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Loan which Administrative Agent may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Administrative Agent and the parties to such transaction shall share in the rights and obligations of Administrative Agent as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Administrative Agent, Guarantor shall, within fifteen (15) days after request by Administrative Agent, (x) deliver to Administrative Agent and any other party designated by Administrative Agent an estoppel certificate, in form and substance acceptable to Administrative Agent, verifying for the benefit of Administrative Agent and any such other party the status, terms and provisions of this Guaranty, and (y) enter into such amendments or modifications to this Guaranty and the Loan Documents as Administrative Agent may reasonably request in order to evidence and facilitate any such sale, assignment, or participation without impairing Guarantor's rights or increasing Guarantor's obligations hereunder.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

9.
ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the Deed of Trust and the other Loan Documents. Guarantor hereby authorizes and empowers Administrative Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor

Loan No. 1006987

that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Administrative Agent may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

10.
ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Administrative Agent to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Administrative Agent, immediately upon demand all attorneys’ fees and costs incurred by Administrative Agent in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

11.
RULES OF CONSTRUCTION. The term “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

12.
CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Administrative Agent to order and obtain, from a credit reporting agency of Administrative Agent’s choice, a third party credit report on such legal entity and individual.

13.
GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Administrative Agent and Lenders under this Guaranty consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

14.
ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to this Guaranty shall be delivered by electronic communication and delivery, including, the internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.edgar.com <http://www.edgar.com> or a website sponsored or hosted by the administrative agent or the Borrower) provided that the foregoing shall not apply to notices to a Lender that have not notified the Administrative Agent or Guarantor that it cannot or does not want to receive electronic communications. The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Guarantor posts such documents or the documents become available on a commercial website and the Administrative Agent or Guarantor notify each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient.

Loan No. 1006987

15.
MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor, Administrative Agent and Lenders. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Administrative Agent under the Deed of Trust or any other Loan Document, including without limitation any foreclosure or deed in lieu thereof.

16.
ADDITIONAL PROVISIONS. Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

17.
ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent and Lenders’ consideration for entering into this transaction, Administrative Agent and Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent and Lenders, and that Administrative Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

18.
WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW, EACH PARTY TO THIS GUARANTY, AND BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND LENDERS, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY, ADMINISTRATIVE AGENT AND LENDERS HEREBY AGREE AND CONSENT THAT ANY PARTY TO THIS GUARANTY AND ADMINISTRATIVE AGENT AND LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND ADMINISTRATIVE AGENT AND LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND LENDERS TO MAKE THE LOAN TO BORROWER.

[Signature on Following Page]

Loan No. 1006987

IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.

“Guarantor”
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
general partner

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Address of Guarantor:

c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn:      Jeff Waldvogel, VP/Controller, SEC Reporting & Technical Accounting
Tel:     (949) 797-0327
Fax:     (949) 417-6520

Address of Administrative Agent:
Wells Fargo Bank, National Association
Real Estate Group
Orange County
2030 Main Street, Suite 800
Irvine, CA 92614
Attn:    Bryan Stevens
Senior Vice President
Tel:     (949) 251-4251
Fax:     (949) 851-9728